Exhibit (h)(5)(ii)

SCHEDULE A

(updated as of April 20, 2009)

Fund-of-Funds	Expiration of Initial Term for Unaffiliated Fee Waiver
Allianz Global Investors Solutions Retirement Income Fund	3/31/2010
Allianz Global Investors Solutions 2015 Fund	3/31/2010
Allianz Global Investors Solutions 2020 Fund	3/31/2010
Allianz Global Investors Solutions 2030 Fund	3/31/2010
Allianz Global Investors Solutions 2040 Fund	3/31/2010
Allianz Global Investors Solutions 2050 Fund	3/31/2010
Allianz Global Investors Solutions Core Allocation Fund	3/31/2010
Allianz Global Investors Solutions Growth Allocation Fund	3/31/2010

[Signature page to Schedule A follows.]

[Schedule A to Management Fee Waver Agreement]

IN WITNESS WHEREOF, the undersigned have each caused this Schedule A to the Fee Waiver Agreement to be signed on its behalf by its duly authorized representative, on this 20th day of April, 2009.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ E. Blake Moore, Jr.
Name:	E. Blake Moore, Jr.
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Executive Vice President

[Schedule A to Management Fee Waver Agreement – Signature Page]